UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2012

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2012, Digirad Corporation, or the Company, announced that it had entered into an executive employment agreement with Jeffry R. Keyes and appointed him the Company’s Chief Financial Officer, effective immediately.  The description of the employment arrangement in this current report is qualified in its entirety by reference to Mr. Keyes’s written offer letter that is filed as an exhibit to this current report as Exhibit 10.27.

Prior to joining the Company, Mr. Keyes, age 39, was Corporate Controller of Sapphire Energy, Inc., a renewable energy company.  Mr. Keyes joined Sapphire Energy, Inc. in August 2011.  From April 2011 to August 2011, he was the Corporate Controller of Advanced BioHealing, Inc. (now Shire Regenerative Medicine), a provider of regenerative medicine solutions.  From March 2009 to April 2011, Mr. Keyes was the Senior Director, External Reporting and Technical Accounting, of CareFusion, a global medical technology company.  From June 2008 to February 2009, Mr. Keyes held the position of Corporate Audit Project Manager at Caterpillar Inc., a manufacturer of construction and mining equipment.  Prior to joining Caterpillar Inc., Mr. Keyes was the Senior Manager, Financial Reporting for Plum Creek Timber Company, a position he assumed in October 2005.  Mr. Keyes earned a bachelor’s degree in accounting from Western Washington University.  Mr. Keyes is a certified public accountant licensed by the Washington State Board of Accountancy.

As Chief Financial Officer of the Company, Mr. Keyes will be paid an annual base salary of $235,000 and was granted an option to purchase up to 125,000 shares of common stock pursuant to the Company’s 2011 Inducement Stock Incentive Plan.  One quarter of the shares subject to such option will vest on the one year anniversary of the date of grant of September 6, 2012 and the remainder will vest in equal monthly increments over a three year period beginning on the one year anniversary of the date of grant.  The option will have a per share exercise price equal to the closing price per share of the Company’s common stock as quoted on the Nasdaq National Market on September 6, 2012.  Mr. Keyes will also be eligible to participate in the Company’s management incentive bonus program for 2012.  Mr. Keyes’s performance bonus for 2012 will have a target amount equal to at least 40% of his annual base salary.  Mr. Keyes’s eligibility for such bonus is conditioned upon the achievement of certain corporate and personal goals.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.27#	Offer Letter, dated August 21, 2012, by and between the Company and Jeffry R. Keyes.
99.1	Text of press release issued by Digirad Corporation, dated September 6, 2012.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Executive Officer

Date:           September 6, 2012